EXHIBIT 10.18

Addendum to the Technology License Agreement

between

The Research Foundation of State University of New York
for and on behalf of University at Buffalo

and

Donald D. Hickey, M.D.

and

Clas E. Lundgren, M.D., Ph.D.

and

Scivanta Medical Corporation

This Addendum to the Technology License Agreement (this “Agreement”) is entered into this 29th day of June, 2007 (the “Effective Date”) by and between The Research Foundation of State University of New York, for and on behalf of University at Buffalo, a non-profit corporation organized and existing under the laws of the State of New York (the “Foundation”), Donald D. Hickey, M.D. (“Hickey”) and Clas E. Lundgren, M.D., Ph.D. (a/k/a Claes Lundgren and referenced herein as “Lundgren”) and Scivanta Medical Corporation (formerly Medi-Hut Co., Inc.), a corporation duly organized under the laws of the State of Nevada, and having its principal place of business at 215 Morris Avenue, Spring Lake, New Jersey 07762 (“Licensee”). Foundation, Hickey and Lundgren will be collectively referenced herein as “Licensor”.

WHEREAS, Licensor and Licensee entered into an exclusive Technology License Agreement on November 10, 2006, to facilitate the development and commercialization of certain technology owned by Licensor so that this technology may be utilized to the fullest extent for the benefit of Licensee, Licensor, the inventor(s) and the public;

WHEREAS, Licensor has or will enter into a “Research Agreement” and a “Manufacturing License Agreement” with Ethox International, Inc. (“Ethox”) to further facilitate the development and commercialization of the licensed technology (“Scivanta Ethox Agreements”);

WHEREAS, Licensee has or will enter into a “Project Development Agreement” and a “Supply Agreement” with Ethox (the “Scivanta Ethox Agreements”) to set forth the terms and conditions under which Ethox shall engineer, develop and manufacture key components of the Hickey Cardiac Monitoring System (“HCMS”);

WHEREAS, Licensor and Licensee desire to modify the aforementioned Technology License Agreement for the mutual benefit of both parties;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.
The modifications of the Technology License Agreement herein will be effective as of the Effective Date and will remain in effect for the duration of the Technology License Agreement unless further modified in writing by the parties hereto.

2.	Section 2.1 of the Technology License Agreement will be replaced with:

2.1 Exclusive License. Licensor grants to Licensee an exclusive license under its Technology rights to (a) develop, make, have made, use, sell and offer for sale or otherwise exploit the Licensed Products, and (b) use and reproduce Software, create Derivatives, and distribute Software to end-users through the normal channels of distribution, in the Field and Territory during the Term. Licensee will have the unrestricted right to develop Licensee Improvements relating to the Licensed Products in the United States for distribution and exploitation of the Licensed Products either in the United States or outside of the United States. Licensee will also have the unrestricted right to develop Licensee Improvements relating to the Licensed Products in any foreign country for distribution and exploitation of the Licensed Products in any other country, including the U.S. Notwithstanding the exclusive license granted to Licensee, Licensee hereby consents to Licensor’s grant of a limited, non-exclusive license to Ethox for the sole purpose of the engineering, development and manufacture of the catheter component of the Hickey Cardiac Monitoring System (“HCMS”) in accordance with the Scivanta Ethox Agreements. Licensor and Licensee agree that such limited licensed rights will be granted only to Ethox under a separate manufacturing license agreement (“Ethox Agreement”) and no other party. If for any reason the Ethox Agreement or the Scivanta Ethox Agreements are terminated or expire, the limited license granted to Ethox hereunder will immediately terminate and all exclusive license rights will remain with Licensee.

3.	Section 6.1 of the Technology License Agreement will be amended to change the November 1, 2008, Payment Amount to Hickey and Lundgren from $109,578 to $108,235.

4.
Other than as specifically modified in this Addendum, all other terms, conditions and covenants of the Technology License Agreement entered into on November 10, 2006 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties have executed this Agreement, effective on the date first written above.

SCIVANTA MEDICAL CORPORATION	THE RESEARCH FOUNDATION OF
STATE UNIVERSITY OF
NEW YORK

By: /s/ David R. LaVance	By: /s/ Woodrow Maggard
David R. LaVance	Woodrow Maggard

Title: President and Chief Executive Officer	Title: Assistant Vice Provost, STOR

Date: June 29, 2007	Date: June 29, 2007

DONALD D. HICKEY, M.D.	CLAS E. LUNDGREN, M.D., Ph.D.

By: /s/ Donald D. Hickey, M.D.	By: /s/ Clas E. Lundgren, M.D., Ph.D.
Donald D. Hickey, M.D.	Clas E. Lundgren, M.D., Ph.D.

Date: June 29, 2007	Date: June 29, 2007